SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 3, 2008

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

718 Richfield Avenue
Kenilworth, New Jersey 07033
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(215) 696-8090
(ISSUER TELEPHONE NUMBER)

Goldvale Resources, Inc.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, the Company amended its Articles of Incorporation (the “Amendment”) to change the Company’s name to NXT Nutritionals Holdings, Inc.   The Amendment was approved by a majority of the Company’s Board of Directors and shareholders by written consent.  The change in the Company’s name is in anticipation of the pending acquisition of NXT Nutritionals, Inc. pursuant to a binding letter of intent as referenced in our Form 8K filed on November 20, 2008.

Item 8.01 Other Events

On November 26, 2008, the Company’s Board of Directors approved a 2-1 forward stock split (the “Forward Split”) of the Company’s issued and outstanding common stock with a record date of November 26, 2008. The Forward Split is only for the Company’s issued and outstanding shares and not its authorized shares. The Company had 16,585,000 shares outstanding prior to the split and, as a result of the Forward Split, the Company will have 33,170,000 shares outstanding following the Forward Split.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

         None; not applicable.

(b)  Pro Forma Financial Information.

         None; not applicable.

(c)  Exhibits.

         3.1   Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.

Dated: December 11, 2008	By:	/s/ Brian Renda
Name: Brian Renda
Title: President and CEO